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                                                                    Exhibit 32.1

                      CERTIFICATION PURSUANT TO SECTION 906
                      -------------------------------------
           OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)
           ----------------------------------------------------------


In connection with the Annual Report of Tractor Supply Company (the "Company") on Form 10-K for the period ended December 27,2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Joseph H. Scarlett, Jr., Chief Executive Officer, and Calvin B. Massmann, Chief Financial Officer, of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section 1350), that to the best of our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:   March 8, 2004


/s/ Joseph H. Scarlett
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Joseph H. Scarlett, Jr.
Chief Executive Officer


/s/ Calvin B. Massmann
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Calvin B. Massmann
Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Tractor Supply Company and will be retained by Tractor Supply Company and furnished to the Securities and Exchange Commission or its staff upon request.